Exhibit 10.15

                               PURCHASE AGREEMENT

                   PURCHASE AGREEMENT dated as of November 15, 1996, between The Western Transmedia Company, Inc., a Delaware corporation (the "Seller") and Transmedia Network Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

                   WHEREAS, Seller wishes to sell certain of its assets to the Purchaser and the Purchaser wishes to purchase such assets from the Seller all upon the terms set forth herein; and

                   WHEREAS, the Seller has entered into a franchise agreement with the Purchaser (the "Franchise Agreement") pursuant to which the Seller has the exclusive right (the "Franchise") to acquire "Rights to Receive" from participating restaurants and other establishments located in the States of California, Oregon, Washington and parts of Nevada that accept The Transmedia Card and to sell such "Rights to Receive" to holders of The Transmedia Card, and the Seller and the Purchaser wish to terminate the Franchise and the Franchise Agreement upon the terms set forth herein;

                   NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties agree as follows:

                                     ARTICLE

                                THE TRANSACTIONS

                   /bullet/ THE TRANSACTIONS. On the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined):

                           () the Purchaser shall purchase from the Seller, and
the Seller shall sell, assign, transfer and convey to the Purchaser, the following assets, properties and rights existing on the Closing Date, as hereinafter defined (collectively, the "Assets"):

                              (i) all of the Seller's "Rights to Receive"
consisting of the food and beverage credits of the Seller and its affiliates at, and any loans or advances of the Seller and its affiliates to, restaurants and other establishments that participate in the network of such establishments that accept The Transmedia Card and any and all agreements, contracts, guarantees, instruments, security agreements and other documents evidencing or securing, and any collateral and security interests securing, such credits, loans and advances (collectively, the "Rights to Receive");

                              (ii) all of the Seller's furniture, fixtures and
equipment (the "Furniture, Fixtures and Equipment"), including, without limitation, all POS terminals purchased from the Purchaser and all computer and automatic machinery software and programs and disks, program documentation, tapes, manuals and other related materials;

                              (iii) leases for the real estate and equipment
listed on Exhibit A hereto, including all security deposits deposited by or on behalf of the Seller as lessee or sublessee, or held by or on behalf of the Seller as lessor or sublessor, under such leases (the "Assumed Leases");

                              (iv) the Seller's prepaid expenses and items
listed in Exhibit B hereto (the "Prepaid Expenses"); and

                              (v) all rights of the Seller and its affiliates in
any intellectual property (the "Intellectual Property") relating to the business conducted by the Seller and its affiliates pursuant to the Franchise Agreement, including any patents, trademarks, service marks, trade names, slogans, trade secrets, advertising and promotional materials, and copyrights (and any applications to register and licenses to use any of the foregoing); and

                           () the Seller and the Purchaser shall terminate the
Franchise Agreement, the Franchise and any associated rights and licenses with immediate effect.

                  /bullet/ THE CONSIDERATION.

                           (a) At the Closing, the Purchaser shall pay to the
Seller, by certified check or wire transfer of immediately available funds to an account at such bank in the United States as the Seller shall specify in writing to the Purchaser at least two business days prior to the Closing Date, as consideration:

                              (i) for the Rights to Receive, an amount equal to
the excess of the gross amount of the Rights to Receive (as specified on Schedule 1.2(i) of the Seller Disclosure Letter (as hereinafter defined)), over the amount equal to the sum of (1) the Rights to Receive which the Seller has determined are uncollectible or unrealizable (as specified on Schedule 1.2(ii) of the Seller Disclosure Letter); (2) $70,000, which is the amount currently reserved by the Seller in its accounting records for uncollectible or unrealizable Rights to Receive (the "Reserve Amount"); and (3) any accounts payable in respect of the Rights to Receive being assumed by the Purchaser (as specified on Schedule 1.2(iii) of the Seller Disclosure Letter);

                              (ii) for the Franchise Agreement, the Franchise
and the Intellectual Property (if any), the sum of $4,750,000;

                              (iii) for the Furniture, Fixtures and Equipment,
(including the POS terminals) the sum of $28,500;

                              (iv) for the Prepaid Expenses, the amount shown on
Exhibit B; and

                              (v) $8,865 (which is the amount of the security
deposits under the Assumed Leases for the real property).

                           (b) As further consideration for the Assets, the
Purchaser shall assume and perform the following contractual liabilities and obligations (the "Assumed Liabilities") of the Seller: (i) the Seller's liabilities and obligations under the Assumed Leases to the extent such obligations arise and are to be performed after the Closing Date (but not any liability or obligation for any breach or default (by the Seller), or penalty arising out of the use or occupancy of the subject premises or equipment, or any rent, additional rent, tax or expense due with respect to any period ending on or prior to the Closing Date) and (ii) the Seller's liabilities and obligations, disclosed in Exhibit C hereto, arising under any of the agreements, contracts, guarantees, instruments, security agreements and other documents evidencing or securing the Rights to Receive, including agreements obligating participating restaurants in the Franchise territory to sell Rights to Receive to the Seller (but not any liability or obligation for any breach or default (by the Seller) or penalty under such agreement, contract, guaranty, instrument or security agreement). The Purchaser is not assuming and shall not be obligated to pay, perform or discharge, and the Seller shall indemnify the Purchaser and its affiliates against, any other liability or obligation of the Seller or any of its affiliates arising out of the conduct of their business, the ownership or use of the Assets and the occupancy or use of the premises and equipment subject to the Assumed Leases on or prior to the Closing Date. The Purchaser has not agreed to hire or extend any offer of employment to any employee of the Seller or any of its affiliates other than Stuart M. Pellman.


                           (c) FORM 8594. The Purchaser and the Seller shall
agree upon the allocation of consideration to the Assets for tax purposes. The Purchaser and the Seller shall each file the Asset Acquisition Statement on IRS Form 8594 by the due date of their respective income tax returns for the taxable year that includes the Closing Date and otherwise report the sale and purchase of the Assets for all tax purposes in accordance with such allocation and consistent with one another.

                  /bullet/ CLOSING.

                           () DATE AND PLACE. The closing of the transactions
contemplated hereby (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park

Avenue, New York, New York 10178, commencing at 10:00 a.m. local time, on the fifth business day following the date on which the last of the conditions set forth herein in Article VI hereof shall be fulfilled or waived in accordance with this Agreement, or at such other place and time as the parties may agree in writing. The "Closing Date" shall be the date on which the Closing occurs.

                        () TRANSFER, ASSUMPTION AND PURCHASE.

                           (i) On the Closing Date, the Seller will convey,
transfer, assign and deliver to the Purchaser (or its designees), and put the Purchaser (or its designees) in full possession and quiet enjoyment of the Assets. In furtherance thereof, the Seller shall deliver to the Purchaser (or its designees):

                       (1) a general assignment and bill of sale in the form of Exhibit D hereto;

                       (2) such other specific assignments, bills of sale and forms of transfer to such of the Assets, and in such form, as the Purchaser may reasonably request;

                       (3) an assignment of each of the Assumed Leases and of any other agreement, contract or arrangement to be assumed by the Purchaser (or its designees), in form and substance satisfactory to the Purchaser and indemnifying, defending and holding harmless the Purchaser from and against all claims, actions, proceedings, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by the Purchaser by reason of the Seller's failure to perform the obligations under the Assumed Leases or such other agreements, contracts or arrangements prior to the Closing, with any necessary or appropriate executed consents of lessors or other persons attached and any related transfer tax forms;

                       (4) a FIRPTA affidavit in the form of Exhibit E hereto; and

                       (5) such other assignments, financing statements, instruments or other documents as the Purchaser may reasonably request. In addition, the Seller shall use its best efforts to obtain an estoppel certificate from each of the landlords under the Assumed Leases in form and substance satisfactory to the Purchaser, dated not more than ten (10) days prior to the Closing Date, but the receipt of such certificate shall not be a condition of Closing.

                           (ii) On the Closing Date, the Purchaser shall execute
and deliver to the Seller an assumption agreement substantially in the form of Exhibit D hereto whereby the Purchaser shall agree to assume the Assumed Liabilities.

                           (iii) From and after the Closing Date, except as
provided in Section 1.3(e), the Purchaser, in the name of the Seller but on behalf of and for the benefit of the Purchaser, may at its own cost or expense collect, assert or enforce any claim, right or title of any kind in, with respect to or to any of the Assets (including, without limitation, instituting and prosecuting any proceedings in connection therewith), or defend or compromise any and all claims, actions, suits or proceedings in respect of any of the Assets, and otherwise to do all such acts and things in relation to the Assets as the Purchaser shall deem advisable (including, without limitation, asserting any rights under any Assets or performing or accepting performance under any agreements), and the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing, including any sums payable as interest in respect thereof.

                          () REAL PROPERTY. At the Closing, the Purchaser and
the Seller will apportion the amount of any fixed and additional rent, real estate taxes, and utility expenses, including, without limitation, expenses for gas, electricity, telephone and water, with respect to the real property subject to the Assumed Leases for the month or other relevant period during which the Closing occurs.

                          () POST-CLOSING ADJUSTMENT. As soon as practicable,
but in any event within 60 days after the Closing Date, the Purchaser shall cause to be prepared, without audit, as of the Closing Date a statement of the Prepaid Expenses (the "Final Statement of Prepaid Expenses") and a statement of the Rights to Receive (the "Final Statement of the Rights to Receive", and together with the Final Statement of Prepaid Expenses, the "Final Statements").

The Final Statement of Prepaid Expenses shall set forth as of the Closing Date the amount of the Prepaid Expenses.

                           The Final Statement of Rights to Receive shall set
forth as of the Closing Date the value of the Rights to Receive determined as follows: the gross amount of the Rights to Receive as of the Closing Date, less the sum of (i) the amount of specifically identified unrealizable or uncollectible accounts set forth in Schedule 1.2(ii) as of the date of this Agreement, (ii) the Reserve Amount, (iii) any accounts payable in respect of the Rights to Receive being assumed by the Purchaser and (iv) the amount of any Rights to Receive (not reflected on Schedule 1.2(ii)) which prior to the Closing Date became unrealizable or uncollectible (but excluding any Right to Receive in excess of $10,000 that is acquired by the Seller after the date hereof and prior to the Closing Date with the consent of the Purchaser). The Final Statement of the Rights to Receive shall specifically identify the value of each of the Rights to Receive designated on Schedule 1.3(e) of the Seller's Disclosure Letter (which shall be the amount paid for such Rights to Receive for purposes of Section 1.3(e)). In the event any of such Rights to Receive designated on
Schedule 1.3(e) become unrealizable or uncollectible between the date hereof and the Closing Date, the provisions of Section 1.3(e) shall apply with respect thereto.

                           The Purchaser shall furnish the Final Statements to
the Seller. Upon receipt by the Seller of the Final Statements, the Seller shall be permitted during the ten (10) day period following such receipt (the "Review Period") to review the Prepaid Expenses and the Rights to Receive and deliver a written statement to the Purchaser of any objection it has to the Final Statements. If no such statement of objection is delivered to the Purchaser by the Seller within the Review Period, the Prepaid Expenses and the Rights to Receive shall be that set forth in the Final Statement. If, however, the Seller delivers such a statement of objection to the Purchaser, then the Seller and the Purchaser shall attempt to resolve the objections contained therein. Failing their agreement, such objections shall be resolved by a firm of independent certified public accountants, mutually acceptable to the Seller and Purchaser, whose determination as to each of the Final Statements shall be conclusive and binding upon the parties. The fees and expenses of such independent certified public accountants shall be borne equally by the Seller and Purchaser. The Seller and the Purchaser each agree that the San Francisco office of the accounting firms of Ernst & Young LLP and Deloitte & Touche LLP are mutually acceptable independent certified public accountants to resolve any objections hereunder.

                           If the aggregate value of the Prepaid Expenses and
the Rights to Receive as of the Closing Date as determined in accordance with this Section 1.3(d) is (i) greater than the amounts paid the Seller by the Purchaser pursuant to Sections 1.2(a)(i) and 1.2(a)(iv), then the Purchaser shall pay the Seller the amount of the difference, or (ii) less than the amount paid the Seller by the Purchaser pursuant to Sections 1.2(a)(i) and 1.2(a)(iv), then the Seller shall promptly pay the Purchaser the amount of the difference. Any such payment shall be made within five (5) business days after the determination of the value of the Prepaid Expenses and the Rights to Receive from the Final Statements.

                        () OTHER ADJUSTMENTS. If any of the Rights to Receive which are designated on Schedule 1.3(e) of the Seller's Disclosure Letter become uncollectible or unrealizable within twelve (12) months after the Closing Date, the Seller shall refund to the Purchaser the full amount paid for such Rights to Receive at the Closing less the amount, if any, the Purchaser has collected on such Rights to Receive, and such Rights to Receive shall be reassigned to the Seller.

                        () DETERMINATION OF UNCOLLECTIBLE OR UNREALIZABLE
RIGHTS TO RECEIVE. For purposes of Sections 1.2(a)(i), 1.3(d) and 1.3(e) hereof, Rights to Receive shall be deemed to be uncollectible or unrealizable if (i) the counterparty thereto does not accept The Transmedia Card, (ii) the counterparty thereto ceases business operations or (iii) the counterparty thereto seeks to take advantage of, or any involuntary action is taken with respect to it under, any bankruptcy, insolvency or other law for the relief of debtors. In addition, for purposes of Section 1.3(e) only, Rights to Receive shall also be deemed to be uncollectible or unrealizable if the value of Rights to Receive previously purchased from the counterparty thereto and in any 60-day period sold to holders of The Transmedia Card is less than 50% of the product of (x) the value of such

Rights to Receive sold to holders of The Transmedia Card during the one-year period immediately preceding the Closing Date and (y) .164383561.

                 /bullet/ FURTHER ASSURANCES.

                           () On the Closing Date and from time to time
thereafter, the Seller shall take all actions that may be required to put the Purchaser in the position to take actual possession and control of all of the Assets. The Seller and its affiliates shall on the Closing Date and thereafter from time to time execute and deliver at the request of the Purchaser all such further assignments, instruments, financing statements, licenses, applications and any other documents which the Purchaser may reasonably request, in form and substance reasonably satisfactory to the Purchaser and its counsel, in order to effectuate the sale and transfer of the Assets to the Purchaser as contemplated by this Agreement and to terminate the Franchise and the Franchise Agreement.

                           () From the date hereof, the Seller agrees to use its
best efforts to obtain any required or appropriate consent of any third party to the transactions contemplated hereby. To the extent that the full benefit of any of the Assumed Leases or any of the other Assets to be assigned, sold and conveyed to the Purchaser (or its designees) or any of the Assumed Liabilities to be assumed by the Purchaser (or its designees) hereunder, cannot be obtained for the Purchaser or its designees without the consent of a third party or without giving rise to an event of default or a right of cancellation or acceleration in favor of a third party, and despite the best efforts of the Seller to obtain such consent of the other party or parties on or before the Closing Date, such consent is not obtained by such date, any such Assets, Assumed Leases or Assumed Liabilities shall be deemed to be excluded from the Assets, the Assumed Leases or the Assumed Liabilities, as the case may be, hereunder and the Seller agrees to cooperate with the Purchaser or its designees in any reasonable arrangements, at the Seller's expense (other than filing fees for the Financing Statements, as hereinafter defined, which shall be borne by the Purchaser up to the first $5,000, and shared equally by the Purchaser and the Seller to the extent they exceed the first $5,000), designed to obtain such consent and to provide for the Purchaser or its designees the benefits under any such Assets, Assumed Leases or Assumed Liabilities, including enforcement for the account of the Purchaser or its designees after the Closing Date of any and all rights of the Seller against the other party thereto arising out of the breach, cancellation or acceleration thereof by such other party or otherwise.

                                     ARTICLE

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents, warrants and covenants to the Purchaser that, except as disclosed in a letter (the "Seller Disclosure Letter") delivered by the Seller to the Purchaser at the date of this Agreement containing schedules (the "Schedules") specifically referencing the particular representations and warranties to which such Schedules relate:

                  /bullet/ ORGANIZATION; POWER; CAPITAL STOCK, ETC.

                           () The Seller is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller and no other corporate proceedings, other than the approval of the transactions contemplated by this Agreement and of the Charter Amendment (as hereinafter defined) by the holders of a majority of the outstanding common stock of the Seller (the "Stockholder Approval"), are necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Purchaser, constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

                           () As of the record date of the meeting of the
Seller's stockholders to be held pursuant to Section 5.3 hereof, the authorized and outstanding capital stock of the

Seller consists of 25,000,000 shares of Common Stock, par value $.60 per share, of which 7,903,421 shares are outstanding, and 2,000,000 shares of Preferred Stock, par value $.10 per share, none of which are outstanding; and a total of 2,783,821 shares of Common Stock are reserved for issuance upon outstanding options, warrants, conversion and other rights.

                 /bullet/ NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                           () The execution, delivery and performance of this
Agreement by the Seller do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Seller; (ii) conflict with or violate any federal, state, local or foreign laws, rules, ordinances, regulations, licenses, judgments, orders or decrees (collectively "Laws") applicable to the Seller or the Assets or by which the Seller or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other persons any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller (including the Assets) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, mortgage, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any of its properties is bound or affected, the result of which conflict, breach or default would be material and adverse to the business, properties, condition (financial or otherwise) or results of operations of the Seller, or to any of the Assets, the Assumed Leases or the Assumed Liabilities (a "Material Adverse Effect") or any thereof.

                           () The execution, delivery and performance of this
Agreement by the Seller and the consummation by it of the transactions contemplated hereby do not require the Seller or any of its affiliates to receive any consent, approval, authorization or permit from, or make any filing with or notification to, any governmental authority or court or any other person, except for the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Seller's stockholders to be held in connection with the transactions contemplated hereby and the Charter Amendment (the "Proxy Statement").

                  /bullet/ PERMITS; COMPLIANCE. The Seller and its affiliates are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for it to own the Assets or to carry on its business pursuant to the Franchise Agreement as it is now being conducted (the "Seller Permits"), except for those Seller Permits the failure of which to obtain or maintain would not result in a Material Adverse Effect, and no suspension, revocation or cancellation of any such Seller Permits is pending, or to the knowledge of the Seller, threatened. All such Seller Permits are listed on Schedule 2.3 of the Seller's Disclosure Letter. The Seller and its affiliates have not operated such business in conflict with, or in default or violation of, (i) any Law applicable to it or by which it or any of its properties is bound or affected or (ii) any of the Seller Permits (except in either case for any such conflicts, defaults or violations which would not have a Material Adverse Effect), and the Seller has not received any notice to that effect. Anything in the foregoing representation and warranty to the contrary notwithstanding, no representation or warranty is made as to compliance by the Seller with laws relating to the extension of credit, the protection of consumers or the billing or reporting of transactions under The Transmedia Card, or the possession by the Seller of franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders that may be required with respect thereto.

                  /bullet/ TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES; DEFAULTS. The Seller has good, valid and marketable title to, and full right to sell, assign and convey, all of the Assets, and at the Closing will convey the Assets to the Purchaser, free and clear of any liens, charges and encumbrances of any kind whatsoever, including any rights of first refusal, set-off, reduction and counterclaim, but excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and which are not material in amount individually or in the aggregate; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings and which are not material in amount individually or in the aggregate; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. The Assumed Leases and the Assumed Liabilities are in full force and effect and are valid, binding and enforceable in accordance with their respective terms and there exists no material default on the part of the Seller in the performance of its covenants and obligations under any of the Assumed Leases or the Assumed Liabilities. No party to any Assumed Lease or any Assumed Liability has given written notice of or made a written claim with respect to, and the Seller is not otherwise aware of, any breach or default or any event which with notice or lapse of time or both would constitute a breach or default by any party under any of the Assumed Leases or the Assumed Liabilities. To the knowledge of the Seller, none of the properties covered by any Assumed Lease is subject to any sublease, license or other agreement granting to any person (other than the Seller) any right to use, occupy or enjoy such property or any portion thereof. Correct and complete copies of the Assumed Leases, together with any letters or agreements amendatory thereto, have heretofore been provided to the Purchaser by the Seller. Each item of personal property to be included among the Assets (with a book value of $1,000 or more) is in good and useable condition, ordinary wear and tear excepted.

                  /bullet/ ABSENCE OF LITIGATION.

                           () There is no claim, action, suit, litigation,
proceeding, arbitration or investigation of any kind involving the Seller (or any affiliate of the Seller) and any of the Assets, the Franchise, the Franchise Agreement or the business conducted by the Seller pursuant to the Franchise Agreement, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Seller, are threatened. There is no action pending, or to the knowledge of the Seller, threatened, seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                           () Neither the Seller nor any of its affiliates is
subject to any continuing order of, consent decree, settlement agreement or other similar written agreement, or, to the knowledge of the Seller, continuing investigation by, any governmental authority, or any judgment, order, writ, injunction, decree or award of any governmental authority, or any arbitrator, including, without limitation, cease-and-desist or other orders, which relates to any of the Assets, the Franchise, the Franchise Agreement or the business conducted by the Seller and its affiliates pursuant to the Franchise Agreement.

                 /bullet/ CONTRACTS; NO DEFAULT; ETC..

                           () Schedule 2.6(a) of the Seller's Disclosure Letter
sets forth a list of each agreement, contract, guarantee, instrument, security agreement or other document included among the Assets (collectively the "Seller Contracts") and any and all financing statements and filings made by or on behalf of the Seller to perfect any security interest or liens securing any Rights to Receive or loans or advances or any of the other Assets by the Seller (the "Financing Statements"). Correct and complete copies of all written Seller Contracts, together with all amendments, supplements and side letters thereto, have been delivered to the Purchaser or made available to the Purchaser for its review and the material terms of all oral Seller Contracts, if any, have been disclosed to the Purchaser.

                           () Each Seller Contract and any liens or security
interests securing any Rights to Receive or loans or advances, are valid, subsisting and enforceable, save only that such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or in equity). There is no material default (or any event known to the Seller which, with the giving of notice or lapse of time or both, would be a material default) by the Seller or, to the knowledge of the Seller, any other party, in the timely performance of any obligation to be performed or paid under any Seller Contract, which default would reasonably be anticipated to have a Material Adverse Effect. The Seller has not received any written notice of a filing or proposed filing under any bankruptcy, insolvency or other law for the relief of debtors by any restaurant or other establishment whose Rights to Receive or loans or advances are included among the Assets. The Seller has not agreed to modify, extend, impair, reduce, compromise or cancel any such Rights to Receive, loans or advances.

                           () No restaurant or other establishment from which
the Seller or any of its affiliates has purchased any Rights to Receive or to which the Seller or any of its affiliates has loaned or advanced moneys, has notified the Seller in writing that it has canceled, not renewed or otherwise terminated, or will cancel, not renew or otherwise terminate, its relationship with the Seller or its agreement to accept The Transmedia Card.

                           () The Reserve Amount, which is the reserve for
unrealizable or uncollectible Rights to Receive recorded in the accounting records of the Seller, is fairly estimated and is calculated on a basis consistent with that used in the preparation of the audited financial statements of the Seller included in the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                  /bullet/ INTELLECTUAL PROPERTY RIGHTS. Except for the rights granted to the Seller under the Franchise Agreement, neither the Seller nor any of its affiliates owns, licenses or uses any Intellectual Property. Schedule 2.7 of the Seller Disclosure Letter lists each assumed name and trade name under which the Seller has done business pursuant to the Franchise Agreement.

                  /bullet/ BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any of its affiliates.

                  /bullet/ NO MATERIAL MISSTATEMENTS OR MISLEADING STATEMENTS. No representation or warranty by the Seller contained in or made pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                     ARTICLE
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Seller that:

                  /bullet/ ORGANIZATION; POWER; ETC. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Seller, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                  /bullet/ NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                           () The execution and delivery of this Agreement by
the Purchaser does not, and the performance hereof by it will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Purchaser,
(ii) conflict with or violate any Laws applicable to the Purchaser or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, the result of which conflict, breach or default would be material or adverse to the business, properties, condition (financial or otherwise) or results of operations of the Purchaser.

                           () The execution, delivery and performance of this
Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby do not require the Purchaser to receive any consent, approval, authorization or permit from, or make filing with or notification to, any governmental authority or any other person.

                  /bullet/  ABSENCE OF LITIGATION.

                           () There is no action pending, or to the knowledge of
the Purchaser, threatened, seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                           () Neither the Purchaser nor any of its affiliates is
subject to any continuing order of, consent decree, settlement agreement or other similar written agreement, or, to the knowledge of the Purchaser, continuing investigation by, any governmental authority, or any judgment, order, writ, injunction, decree or award of any governmental authority, or any arbitrator, including, without limitation, cease-and-desist or other orders, which relates to the acquisition of the Assets by the Purchaser.

                  /bullet/ BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its affiliates.

                  /bullet/ NO MATERIAL MISSTATEMENTS OR MISLEADING STATEMENTS. No representation or warranty by the Purchaser contained in or made pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                     ARTICLE

                            AGREEMENTS OF THE PARTIES

                  /bullet/ ORDINARY COURSE OF BUSINESS. Prior to the Closing Date, and except as otherwise expressly contemplated by this Agreement, or approved in writing by the Purchaser, the Seller covenants and agrees that:

                           () The Seller and its affiliates will carry on their
business pursuant to the Franchise Agreement in the ordinary course substantially in the manner carried on as of the date hereof, and will not engage in any activity or transaction or enter into any agreement or commitment other than in the ordinary course of its business as heretofore conducted; provided, however, that the Purchaser acknowledges that with its acquiescence, the Seller has ceased the activities required of it in order to expand its operations into Washington, Oregon and Nevada;

                           () The Seller and its affiliates will use their
reasonable best efforts to preserve their business organization intact, to keep available the services of their employees and to preserve for the Purchaser the Seller's relationships with restaurants and other establishments that accept The Transmedia Card, with holders of The Transmedia Card and with others having business relationships with the Seller and its affiliates; provided, however, that the Seller (i) makes no representation that any of its employees will become an employee of the Purchaser; and (ii) shall not be obligated to make any material capital or out of the normal course expenditures prior to the Closing to comply with this covenant;

                           () The Seller shall not, without the consent of the
Purchaser, acquire any Rights to Receive from any one counterparty or group of affiliated counterparties in excess of $10,000;

                           () Neither the Seller nor any of its affiliates will
modify, impair, reduce, compromise or cancel any material Asset or any material amount of the Assets or, without the Purchaser's prior written consent, amend, modify, terminate or extend any of the Assumed Leases or the Assumed Liabilities;

                           () Without limiting the foregoing, the Seller will
consult with the Purchaser regarding all material developments, transactions and proposals relating to the business of the Seller and its affiliates conducted pursuant to the Franchise Agreement and the Assets;

                           () Neither the Seller nor any of its affiliates will
sell, assign, transfer, or otherwise dispose of any material Asset or material amount of the Assets, or subject any material Asset or material amount of the Assets to any liens, pledges, restrictions, encumbrances or claims;

                           () The Seller will maintain all the tangible Assets
in their current condition, ordinary wear and tear excepted, and make all ordinary and necessary repairs to the Assets; and

                           () The Seller will not take, or agree to commit to
take, or permit any of its affiliates to take, any action that would make any representation or warranty of the Seller contained herein inaccurate in any material respect.

                  /bullet/ PURCHASER'S ACTIONS. The Purchaser will not take, or agree to commit to take, or permit any of its affiliates to take, any action that would make any representation or warranty of the Purchaser contained herein inaccurate in any respect.

                                     ARTICLE

                              ADDITIONAL AGREEMENTS

                  /bullet/ PREPARATION OF THE PROXY STATEMENT. The Seller shall promptly prepare and submit to the SEC the Proxy Statement in preliminary form, a copy of which will be furnished to counsel to the Purchaser, and promptly respond to any SEC comments received in respect of such Proxy Statement.

                  /bullet/ CHANGE OF SELLER'S NAME. Subject to the approval of its stockholders, the Seller shall promptly prepare and file a Certificate of Amendment of its Certificate of Incorporation (the "Charter Amendment") for the purpose of changing its corporate name to a name not containing the word "Transmedia" or any derivative of "Transmedia," or any other trademark, service mark, trade name or slogan of the Purchaser.

                  /bullet/ MEETING. The Seller shall call a meeting of its stockholders to be held as promptly as practicable consistent with the requirements of the Securities Laws and the Delaware General Corporation Law for the purpose of voting upon the transactions contemplated in this Agreement and the Charter Amendment. The Seller will, through its Board of Directors, subject to their fiduciary duties to the stockholders of the Seller under applicable law, recommend to the stockholders of the Seller approval of such transactions and the Charter Amendment.

                  /bullet/ LEGAL CONDITIONS TO TRANSACTION. Each of the parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated hereby and in connection with required approvals of or filings with any other governmental authorities and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective affiliates. The Seller will take all reasonable actions necessary to obtain (and the Purchaser will cooperate with the Seller in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority or other public or private third party required to be obtained or made by the Seller in connection with the transactions contemplated by this Agreement. By the Closing Date, the Seller shall use its best efforts to obtain and deliver to the Purchaser: (i) all necessary consents to the assignment to the Purchaser of the Assets and the assumption of the Assumed Leases, and any other agreements, contracts and arrangements to be assumed by the Purchaser or its designees, and (ii) any other consents that the Purchaser may reasonably require. All such consents shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

                  /bullet/ TAXES. The Seller shall pay all sales and other transfer taxes arising as a result of the transfer of the Assets pursuant to this Agreement. The Purchaser shall pay the costs of amending the Financing Statements and assigning the security interests evidenced thereby up to the first $5,000, and the Purchaser and the Seller shall share such costs to the extent they exceed the first $5,000.

                  /bullet/ CONFIDENTIALITY.

                           (a) The Seller and its affiliates will hold and keep
confidential and will not disclose or use (i) any information provided to them or any of their representatives by or on behalf of the Purchaser or any of its affiliates in connection with the transactions contemplated hereby; and (ii) after the Closing, any confidential or proprietary information regarding any of the Assets, the Franchise, the Franchise Agreement, the business conducted pursuant to the Franchise Agreement or the Assumed Liabilities or the Assumed Leases or any confidential or proprietary information relating to the business of the Purchaser; PROVIDED, that this Section 5.6 shall not apply to (1) information which is publicly available at the time of disclosure (through no act of the Seller or any of its affiliates); or (2) disclosures which are required to be made by the Seller or any of its affiliates under legal process or by applicable laws or regulations, or which are requested by the Purchaser or any of its affiliates.

                           (b) The Seller agrees that damages may be an
inadequate remedy for any breach of the terms or provisions of this Section 5.6 and that the Purchaser shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any of such term or provision.

                           (c) The parties agree that nothing in this Agreement
shall be construed to limit or negate the common law of torts or trade secrets where it provides the Purchaser or any of its affiliates with any broader, further or other remedy or protection than that provided herein.

                  /bullet/ ACCESS TO INFORMATION. Upon reasonable notice provided that there is no unreasonable interference with the business of the Seller, the Seller shall (and shall cause its affiliates to) afford to the officers, employees, accountants, counsel and other representatives of the Purchaser, access, during normal business hours during the period prior to the Closing Date, to all of its properties, books, contracts, commitments and records relating to the Assets and the Assumed Liabilities and, during such period, the Seller shall (and shall cause its affiliates to) furnish promptly to the Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, the Assets and the Assumed Liabilities as the Purchaser may reasonably request. Unless otherwise required by law, the Purchaser will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason the Purchaser shall promptly return all nonpublic documents obtained from the Seller or its affiliates, and any copies made of such documents, to the Seller.

                                     ARTICLE

                              CONDITIONS TO CLOSING

                  /bullet/ CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Purchaser to the extent permitted by applicable law:

                           () REPRESENTATIONS AND WARRANTIES; COVENANTS. The
representations and warranties of the Seller set forth in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date, and the Seller shall have duly performed and complied in all material respects with all of its agreements, covenants, conditions and obligations contained in this Agreement. The Purchaser shall have received a certificate dated the Closing Date signed by the Chief Executive Officer or the Chief Financial Officer of the Seller to the effect that the conditions of this paragraph have been satisfied. (The parties recognize and agree that the Seller makes no representation, warranty or agreement as to its results of operations and, accordingly, the incurrence of operating losses by the Seller prior to the Closing shall not, in and of itself, constitute the breach of any representation, warrant or covenant herein or the failure of any condition herein).

                           () STOCKHOLDER APPROVAL. The Stockholder Approval
shall have been obtained.

                           () OTHER CONSENTS AND FILINGS. All material approvals
and consents of or filings with governmental authorities, and all material approvals and consents of any other persons, required to permit the consummation of all of the transactions contemplated hereby shall have been obtained or made to the reasonable satisfaction of the Purchaser.

                           () DOCUMENTS OF TRANSFER. All bills of sale,
instruments of transfer and assignment and other statements, instruments and documents contemplated by Article I hereof shall have been duly executed and delivered by the Seller, and the Seller shall have furnished the Purchaser with copies of all such items, and such other certificates and documents as the Purchaser and its counsel may reasonably request, in sufficient time prior to the Closing Date to permit review and evaluation thereof and the making of preliminary arrangements for any necessary recording and filing thereof on the Closing Date.

                           () FRANCHISE AGREEMENT. An instrument (the "Franchise
Termination") in the form of Exhibit F hereto terminating the Franchise Agreement, the Franchise and any associated rights and licenses and providing for a mutual release between the parties shall have been duly executed and delivered by the Seller.

                           () OPINION OF COUNSEL. Olshan Grundman Frome &
Rosenzweig LLP, counsel to the Seller, shall have delivered a legal opinion to the Purchaser, in the form of Exhibit G hereto, to the effect that the provisions of section 9(c) of the Warrant Agreement, dated as of June 25, 1993, between the Seller and the American Stock Transfer & Trust Company, as amended (the "Warrant Agreement") are not applicable to the transactions contemplated by this Agreement and no holder of any warrants issued thereunder has any rights to require the

Purchaser to assume any obligations of the Seller thereunder or to receive any securities or property from the Purchaser.

                           () ABSENCE OF LITIGATION. No action shall be pending
seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                  /bullet/ CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Seller to the extent permitted by applicable law:

                           () REPRESENTATIONS AND WARRANTIES; COVENANTS; The
representations and warranties of the Purchaser set forth in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date, and the Purchaser shall have duly performed and complied in all material respects with all of its agreements, covenants, conditions and obligations contained in this Agreement. The Seller shall have received a certificate dated the Closing Date signed by the Chief Executive Officer or the Chief Financial Officer of the Purchaser to the effect that the conditions of this paragraph have been satisfied.

                           () STOCKHOLDER APPROVAL. The Stockholder Approval
shall have been obtained.

                           () OTHER CONSENTS AND FILINGS. All material approvals
and consents of or filings with governmental authorities, and all material approvals and consents of any other persons, required to permit the consummation of all of the transactions contemplated hereby shall have been obtained or made to the reasonable satisfaction of the Seller.

                           () DOCUMENTS OF ASSUMPTION. The assumption agreement
contemplated by Article I hereof shall have been duly executed and delivered by the Purchaser, and the Purchaser shall have furnished the Seller with a copy of such agreement in sufficient time prior to the Closing Date to permit review and evaluation thereof by the Seller and its counsel.

                           () FRANCHISE AGREEMENT. The Franchise Termination
shall have been duly executed and delivered by the Purchaser.

                           () OTHER CONSIDERATION. At the Closing, the Purchaser
shall have delivered to the Seller (i) a certified check or wire transfer of immediately available funds for an amount equal to the sum of the amounts listed in paragraphs (i), through (v) of Section 1.2(a).

                           () ABSENCE OF LITIGATION. No action shall be pending
seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                                     ARTICLE

                                   TERMINATION

                  /bullet/ TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, before or after the approval by the stockholders of the Seller:

                           () by the mutual consent of the Seller and the
Purchaser, by action of their respective Boards of Directors;

                           () by either the Purchaser or the Seller if there has
been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

                           () by either the Purchaser or the Seller if the
transactions contemplated herebyshall not have been consummated before January 31, 1997, provided that the party seeking to terminate this Agreement are not otherwise in breach in any material respect of any of its obligations hereunder; or

                           () by either the Purchaser or the Seller if the
Stockholder Approval shall not have been obtained by reason of the failure to obtain the required affirmative vote at a duly held meeting of its stockholders or at any adjournment thereof.

                  /bullet/ EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser or the Seller, or their respective officers or directors, except (y) with respect to Sections 5.5, Article VIII (with respect to any claim for breach of the representation in Sections 2.8 or 3.4) and 9.1 and (z) to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                     ARTICLE
                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

                  /bullet/ SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, any schedule and any certificate, written statement, or other document delivered at the Closing pursuant to this Agreement by or on behalf of the Seller or the Purchaser shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive for a period of six (6) months after the Closing Date, except for all such representations and warranties relating to (i) the Rights to Receive specified on Schedule 1.3(e) which shall survive for a period of one year after the Closing Date and
(ii) the Rights to Receive other than those specified on Schedule 1.3(e) which shall not survive the Closing Date.

                  /bullet/ SELLER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Article 8, the Seller agrees to defend, indemnify and hold the Purchaser and the officers, directors, agents, attorneys, employees, representatives and other affiliates of the Purchaser harmless against any and all liabilities, losses, costs and expenses including, without limitation, legal and other expenses (collectively "Damages"), resulting from or relating to:

                           () any misrepresentation or breach of any
representation or warranty of the Seller contained in this Agreement or in any Schedule of the Seller Disclosure Letter or any certificate, written statement or other document delivered by or on behalf of the Seller pursuant to this Agreement;

                           () any breach of any covenant, agreement or
obligation of the Seller contained in this Agreement;

                           () any debt, liability or obligation of the Seller or
any of its affiliates other than the Assumed Liabilities;

                           () the conduct of the business of the Seller and its
affiliates, and the ownership, use and operation of the Assets, on or prior to the Closing Date;

                           () any failure of the Seller to comply with the
provisions of the Uniform Commercial Code pertaining to bulk sales; and

                           (f) any obligation, liability or expense imposed upon
or affecting the Purchaser under the Warrant Agreement; and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification; PROVIDED, HOWEVER, that the sole remedy of the Purchaser for any breach of any representation or warranty as to the validity or enforceability of (i) any Right to Receive specified on Schedule 1.3(e) shall be limited to the remedy set forth in Section 1.3(e) of this Agreement and (ii) any Right to Receive other than those specified on Schedule 1.2(ii) or Schedule 1.3(e) shall be limited to the remedy set forth in Section 1.3(d) of this Agreement.

                  /bullet/ PURCHASER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Article 8, the Purchaser agrees to defend, indemnify and hold the Seller and the officers, directors, agents, attorneys, employees, representatives and other affiliates of the Seller harmless against any and all Damages resulting from or relating to:

                           () any misrepresentation or breach of any
representation or warranty of the Purchaser contained in this Agreement or in any certificate, written statement or other document delivered by or on behalf of the Purchaser pursuant to this Agreement;

                           () any breach of any covenant, agreement or
obligation of the Purchaser contained in this Agreement; and

                           () any Assumed Liabilities; and any and all actions,
suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

                  /bullet/ CLAIMS FOR INDEMNIFICATION; DEFENSE OF INDEMNIFIED CLAIMS; LIMITATIONS ON INDEMNIFICATION.

                           () For purposes of this Section, the party entitled
to indemnification shall be known as the Indemnified Party and the party required to indemnify shall be known as the Indemnifying Party. In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Article VIII or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the occurrence of such event; provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is prejudiced in a material respect thereby. The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party. The Indemnifying Party may make any compromise or settlement (subject to the written consent of the Indemnified Party, which will not be unreasonably withheld). The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect itself against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect the

Indemnified Party against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                           () For purposes of this Article VIII, all Damages
shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) and tax benefits with respect thereto which reduces the Damages that would otherwise be sustained; PROVIDED, HOWEVER, that in all cases, the timing of the receipt or realization of insurance proceeds or tax benefits shall be taken into account in determining the amount of reduction of Damages.

                  /bullet/ PAYMENTS; NON-EXCLUSIVITY. Any amounts due an Indemnified Party under the aforesaid indemnities shall be due and payable by the Indemnifying Party within fifteen (15) days after written demand therefor. The remedies conferred in this Article VIII are intended to be without prejudice to any other rights or remedies available at law or equity to the Indemnified Parties, now or hereafter.

                  /bullet/ SET-OFF. If from time to time and at any time the Purchaser shall be entitled to be paid any amount under the provisions of this Agreement, including this Article VIII, the Purchaser shall be entitled, if it so elects, to set-off such amount against any other amounts due to the Seller from the Purchaser or any of its affiliates. Such right of set-off shall be in addition to and not in substitution of any other rights the Purchaser shall be entitled to under the provisions of this Article VIII or otherwise.

                                     ARTICLE

                             MISCELLANEOUS; GENERAL

                  /bullet/ FEES AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into or carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  /bullet/ MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the Delaware General Corporation Law, at any time prior to the Closing Date (whether before or after receipt of the Stockholder Approval), this Agreement may be supplemented, modified or amended, or the provisions hereof may be waived, by the mutual agreement of the Purchaser and the Seller, by action of their respective Boards of Directors followed by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that no such supplement, modification, amendment or waiver which materially and adversely affects the rights of the stockholders of the Seller, shall be made without Stockholder Approval.

                  /bullet/ WAIVER OF CONDITIONS. The conditions to each party's obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party (in the manner provided for herein) in whole or in part to the extent permitted by applicable law.

                  /bullet/ COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  /bullet/ GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) waives any objection to the laying of venue of any such proceeding in the courts of the State of New York, and (iii) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal or state court in the State of New York has been brought in an improper or otherwise inconvenient forum. Process in any such action may be served by service upon the Secretary or State (or other appropriate public official) of the jurisdiction of incorporation of the party to whom it is directed.

                  /bullet/ NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given on the day when the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.


                                  If to Seller:

                      The Western Transmedia Company, Inc.
                               475 Sansome Street
                             San Francisco, CA 94111
                          Facsimile No.: (415) 397-4443
                         Attn.: Chief Executive Officer

                                 With a copy to:

                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                               New York, NY 10022
                          Facsimile No.: (212) 755-1467
                           Attn.: David J. Adler, Esq.

                                If to Purchaser:

                             Transmedia Network Inc.
                            11900 Biscayne Boulevard
                           North Miami, Florida 33181
                          Facsimile No.: (305) 892-3342
                         Attn.: Chief Executive Officer

                                 With a copy to:

                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                          Facsimile No.: (212) 309-6273
                         Attn.: Stephen P. Farrell, Esq.

                  /bullet/ DISCLOSURE LETTER AND EXHIBITS; ENTIRE AGREEMENT. The Seller Disclosure Letter and all exhibits and schedules and attachments to exhibits or schedules, or documents expressly incorporated into this Agreement, and any other attachments to this Agreement are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. This Agreement supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

                  /bullet/ ASSIGNMENT. Except as provided in the following sentence, this Agreement and the rights and obligations of the parties hereto shall not be assignable, by operation of law or otherwise, or delegable. The Purchaser may assign any or all of its rights and interests and delegate any or all of its obligations under this Agreement to any one or more affiliates of Purchaser, but in such event the Purchaser shall remain, and the assignee shall be, fully liable for the performance of all such obligations in the manner prescribed in this Agreement. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  /bullet/ DEFINITION OF "AFFILIATE". When a reference is made in this Agreement to an affiliate of a party, the word "affiliate" means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other affiliate of such party is a general partner or limited partner or (y) beneficially owns at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or (z) beneficially owns a majority of the securities or other interests representing the total equity in such organization, is directly or indirectly owned or controlled by such party or by any one or more of its affiliates, or by such party and one or more of its affiliates.

                  /bullet/ TITLES AND CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way affect, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                  /bullet/ SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  /bullet/ PUBLICITY. During the period through the Closing Date, the Purchaser, the Seller and their respective affiliates shall consult before making any public announcements or public comments regarding this Agreement or the sale contemplated hereby, except as required by applicable law, regulation or rule.

                  /bullet/ NO THIRD PARTY BENEFICIARIES. This Agreement has been made for the sole benefit of the Purchaser and the Seller and shall not be construed to confer any benefit or rights upon, nor may it be enforced by, any other person, including any officer, director, employee, stockholder or creditor of the Purchaser or the Seller.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                                   THE WESTERN TRANSMEDIA
                                                         COMPANY, INC.

                                                  By:/S/STUART M. PELLMAN
                                                     ----------------------
                                                     Name:Stuart M. Pellman
                                                        Title: President


                                                  TRANSMEDIA NETWORK INC.


                                                   By:/S/ MELVIN CHASEN
                                                      ---------------------
                                                          Melvin Chasen
                                                     Chairman and President

                                TABLE OF CONTENTS

                                                                      Page

ARTICLE I         THE TRANSACTIONS                                     2
 1.1              The Transactions                                     2
 1.2              The Consideration.                                   3
 1.3              Closing                                              5
 1.4              Further Assurances                                  10

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SELLER        12
 2.1              Organization; Power; Capital Stock, Etc.            12
 2.2              No Conflict; Required Filings and Consents          13
 2.3              Permits; Compliance                                 14
 2.4              Title to Assets; Absence of Liens and
                    Encumbrances; Defaults.                           15
 2.5              Absence of Litigation                               16
 2.6              Contracts; No Default; Etc.                         17
 2.7              Intellectual Property Rights                        19
 2.8              Brokers                                             19
 2.9              No Material Misstatements or Misleading Statements  19

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER     19
 3.1              Organization; Power; Etc.                           19
 3.2              No Conflict; Required Filings and Consents          20
 3.3              Absence of Litigation                               21
 3.4              Brokers.                                            21
 3.5              No Material Misstatements or Misleading Statements  21

ARTICLE IV        AGREEMENTS OF THE PARTIES                           22
 4.1              Ordinary Course of Business                         22
 4.2              Purchaser's Actions                                 23

ARTICLE V         ADDITIONAL AGREEMENTS                               24
 5.1              Preparation of the Proxy Statement                  24
 5.2              Change of Seller's Name                             24
 5.3              Meeting                                             24
 5.4              Legal Conditions to Transaction                     24
 5.5              Taxes.                                              25
 5.6              Confidentiality                                     25
 5.7              Access to Information                               26

ARTICLE VI        CONDITIONS TO CLOSING                               27
 6.1              Conditions to the Obligations of the Purchaser      27
 6.2              Conditions to the Obligations of the Seller         29

ARTICLE VII       TERMINATION                                         31
 7.1              Termination                                         31
 7.2              Effect of Termination                               31

ARTICLE VIII       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                     INDEMNIFICATION                                  32
 8.1              Survival of Representations and Warranties          32
 8.2              Seller's Indemnification Obligations                32
 8.3              Purchaser's Indemnification Obligations             34
 8.4              Claims for Indemnification; Defense of              34
                    Indemnified Claims; Limitations on
                    Indemnification
 8.5              Payments; Non-Exclusivity                           36
 8.6              Set-Off.                                            36

ARTICLE IX        MISCELLANEOUS; GENERAL                             36
 9.1              Fees and Expenses                                  36
 9.2              Modification or Amendment                          36
 9.3              Waiver of Conditions                               37
 9.4              Counterparts                                       37
 9.5              Governing Law; Forum; Consent to Jurisdiction      37
 9.6              Notices                                            38
 9.7              Disclosure Letter and Exhibits; Entire Agreement   39
 9.8              Assignment                                         39
 9.9              Definition of "Affiliate"                          40
 9.10             Titles and Captions                                40
 9.11             Severability.                                      40
 9.12             Publicity                                          41
 9.13             No Third Party Beneficiaries                       41

EXHIBIT A        Assumed Leases
EXHIBIT B        Prepaid Expenses
EXHIBIT C        Assumed Liabilities re: Rights to Receive
EXHIBIT D        Form of General Assignment and Bill of Sale and Agreement of
                    Assumption
EXHIBIT E        Form of FIRPTA Affidavit
EXHIBIT F        Form of Franchise Termination Agreement
EXHIBIT G        Form of Olshan Grundman Frome & Rosenzweig LLP Legal Opinion